Exhibit 10.12

DOLBY LABORATORIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

FOR NON-U.S. EMPLOYEES

1. By making an electronic election, I hereby elect to participate in the Dolby Laboratories, Inc. Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement, including Appendix A, and the Plan. (Capitalized terms used but not defined in this Subscription Agreement have the same meaning set forth in the Plan.)

2. I hereby authorize payroll deductions from each paycheck on each pay day in the amount I elect electronically of my Compensation (from 0% to 10%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Plan should be issued in my name.

6. Regardless of any action the Company or my employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me, or deemed by the Company or the Employer to be an appropriate charge to me even if technically due by the Company or the Employer (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Plan, including, but not limited to, the grant, assignment, release or cancellation of the option, the purchase of shares, the subsequent sale of shares of Common Stock acquired pursuant to such purchase and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the option to reduce or eliminate my liability for Tax-Related Items or achieve a particular tax result. Further, if I have become subject to tax in more than one jurisdiction during an Offering Period, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, I shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer or their respective agents, in their sole discretion and without any notice or authorization by me, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from my wages or other cash compensation paid to me by the Company and/or the Employer; or

(b) withholding from proceeds of the sale of the shares of Common Stock acquired under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or

(c) withholding in shares of Common Stock to be issued upon purchase.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, I will be deemed to have been issued the full number of shares subject to the purchase, notwithstanding that a number of shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of my participation in the Plan. No fractional shares will be withheld or issued pursuant to the option exercise and the issuance of shares thereunder.

Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Plan or my purchase of shares of Common Stock that cannot be satisfied by the means previously described. I acknowledge and agree that the Company may refuse to honor the exercise and refuse to deliver the shares of Common Stock or the proceeds from the sale of shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items as described in this section.

7. For U.S. taxpayers only: I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for U.S. Federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares of Common Stock and I will make adequate provision for U.S. Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares of Common Stock. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for U.S. Federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8. By making an electronic election to participate in the Plan (which serves as my electronic signature of this Subscription Agreement) and by participating in the Plan, I acknowledge that:

(a) the Plan is established voluntarily by the Company, it is wholly discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;

(b) the grant of options to purchase shares under the Plan is voluntary and occasional and does not create any contractual or other right to receive future options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future options, if any, will be at the sole discretion of the Company;

(d) my participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate my employment relationship at any time;

(e) I am voluntarily participating in the Plan;

(f) the option and the shares of Common Stock subject to the option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of my employment contract, if any;

(g) the option and the shares of Common Stock subject to the option are not intended to replace any pension rights or compensation;

(h) the option and the shares of Common Stock subject to the option are not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or any other similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate;

(i) the option grant and my participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate of the Company;

(j) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(k) if I exercise my option and obtain shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the Purchase Price;

(l) in consideration of the grant of the option, no claim or entitlement to compensation or damages shall arise from termination of the option or my right to exercise the option resulting from termination of my employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and I irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Subscription Agreement, I shall be deemed irrevocably to have waived my entitlement to pursue such claim;

(m) in the event of termination of my employment (whether or not in breach of local labor laws), my right to exercise the option will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Board or a Committee delegated such authority shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my option grant; and

(n) the option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger or a Change in Control.

9. I acknowledge that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan or my acquisition or sale of the underlying shares of Common Stock. I understand that I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

10. I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Subscription Agreement and any other grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company or any Subsidiary or Affiliate, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

I understand that Data will be transferred to Charles Schwab & Co., Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. I understand that Data recipients may be located in my country or elsewhere, such as the United States, and that country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, Charles Schwab & Co., Inc., and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on my behalf, to a broker or to third party with whom the shares of Common Stock acquired on exercise may be deposited.

I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative, or if there is no local human resources representative, the human resources department of the Company. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative, or if there is no local human resources representative, the human resources department of the Company.

11. The provisions of this Subscription Agreement, the option grant and my participation in the Plan are governed by, and subject to, the laws of the State of Delaware (without giving effect to the conflict of law principles thereof).

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

12. If I have received this Subscription Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

13. The Company may, in its sole discretion, decide to deliver any documents related to my current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. Notwithstanding any provisions in this Subscription Agreement, my participation in the Plan shall be subject to any special terms and conditions set forth in Appendix A to this Subscription Agreement for my country of residence. Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to my participation in the Plan, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Subscription Agreement.

15. The Company reserves the right to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16. The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

By my electronic election to participate in the Plan (which serves as my electronic signature of this Subscription Agreement), I agree that my participation in the Plan is governed by the terms and conditions of the Plan and this Subscription Agreement.

DOLBY LABORATORIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT FOR NON-U.S. EMPLOYEES

APPENDIX A

Special Terms and Conditions for Participants Outside the U.S.

This Appendix includes additional country-specific terms and conditions that apply to participants resident in countries listed below. This Appendix is part of the Subscription Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Subscription Agreement.

CANADA

Consent to Receive Information in English for Quebec Employees.

I acknowledge that it is the express wish of the parties that this Subscription Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Je reconnais que c’est le souhait exprès des parties d’avoir exigé la rédaction en anglais de cet Accord de Souscription, ainsi que tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite au présent Accord.

Authorization to Release and Transfer Necessary Personal Information

The following provision supplements Section 10 of the Subscription Agreement:

I hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. I further authorize the Company, any Parent, Subsidiary or Affiliate and the Administrator of the Plan to disclose and discuss the Plan with their advisors. I further authorize the Company and any Parent, Subsidiary or Affiliate to record such information and to keep such information in my employee file.

Sale of Shares

I acknowledge that I am permitted to sell the shares of Common Stock purchased under the Plan through the designated broker appointed by the Company, provided the resale of the shares takes place outside of Canada through facilities of a stock exchange on which the shares are listed.

FRANCE

French Translation

The following is a French translation of paragraphs 2 and 3 of the Subscription Agreement:

2. Par les présentes, j’autorise une déduction du montant de mon salaire à l’occasion du versement de chaque salaire pour une fraction du montant de ma Compensation que je déterminerai par voie électronique (de 0 à 10%) pendant la Période d’Offre conformément au Plan. (NB: les pourcentages comportant des virgules ne sont pas autorisés.)

3. Je reconnais que lesdites déductions de salaire seront cumulées aux fins d’achat des Actions Ordinaires au Prix d’Achat spécifié aux termes du Plan. Je reconnais que si je ne retire pas ma participation au cours d’une Période d’Offre, toutes les déductions de salaires accumulées seront utilisées pour exercer automatiquement mon option.

Consent to Receive Information in English

By accepting this document providing for the terms and conditions of my option grant, I confirm having read and understood the documents relating to this grant (the Plan and this Subscription Agreement) which were provided in English language. I accept the terms of those documents accordingly.

En acceptant ce document décrivant les termes et conditions de mon attribution d’options, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et cet Accord de Souscription) qui ont été communiqués en langue anglaise. J’accepte les termes de ces documents en connaissance de cause.

GERMANY

No country-specific provisions.

HONG KONG

Method of Contribution

I understand and acknowledge that due to regulations in Hong Kong, I will not be permitted to contribute a percentage of my Compensation during the Offering Period by payroll deductions. Instead, I understand that any contribution I make for the purchase of shares under the Plan must be made to the Company by personal cheque or bank debit. I acknowledge that such contributions must be completed by me prior to the Exercise Date. Should my payment be in the form of a personal cheque, I understand that the cheque must be cleared and the funds placed in the Company’s account prior to the Exercise Date in order to exercise the option on the Exercise Date. I understand that if regulations change, the Company reserves the right to allow payroll deductions for contributions under the Plan.

Securities Law Notice

WARNING: The offer of the option and the shares of Common Stock to be issued upon exercise of the option is available only to Eligible Employees of the Company or its Subsidiaries or Affiliates participating in the Plan and is not a public offer of securities. I should be aware that the contents of this Subscription Agreement have not been reviewed by any regulatory authority in Hong Kong. I am advised to exercise caution in relation to the offer. If I am in any doubt about any of the contents of the Subscription Agreement or the Plan, I understand that I should obtain independent professional advice.

Occupational Retirement Schemes Ordinance Alert

The Company specifically intends that neither the option nor the Plan will be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

JAPAN

No country-specific provisions.

KOREA

Power of Attorney

I am an employee working for Dolby Laboratories International Services, Korea Branch, which is a duly registered branch office under the laws of the Republic of Korea, and so hereby appoint attorney-in-fact, Dolby Laboratories International Services, Korea Branch, 41/F Star Tower Building, 737, Yeoksam-Dong, Gangnam-Gu, Seoul, Korea, through a duly appointed representative, with full power and authority to do the following:

1. To prepare, execute and file any report/application and all other documents required for implementation of the Plan in Korea;

2. To take any action that may be necessary or appropriate for implementation of said Plan with the competent Korean authorities, including but not limited to transfer of my payroll deductions through a foreign exchange bank; and

3. To constitute and appoint, in its place and stead, and as its substitute, one attorney or more, with power of revocation.

By accepting this Subscription Agreement, I hereby ratify and confirm as my own act and deed all that such attorney may do or cause to be done by virtue of this instrument.

NETHERLANDS

Acknowledgment of Insider Trading Rules

I have been granted options under the Plan, pursuant to which I may acquire shares of Common Stock. I understand that residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of such shares. In particular, I understand I may be prohibited from effecting certain share transactions if I have inside information regarding the Company.

Below is a discussion of the applicable restrictions. I am advised to read the discussion carefully to determine whether the insider rules apply to me. If it is uncertain whether the insider rules apply, I understand the Company recommends that I consult with my personal legal advisor. I understand and acknowledge that the Company cannot be held liable if I violate the Dutch insider rules. I am responsible for ensuring compliance with these rules.

By entering into the Subscription Agreement and participating in the Plan, I acknowledge having read and understood the notification below and acknowledge that it is my own responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition Against Insider Trading

Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the share price, regardless of the actual effect on the price. The insider could be any employee of the Company or its Dutch Subsidiary or Affiliate who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary or Affiliate may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

SINGAPORE

Director Reporting Notice

If I am a director, associate director or shadow director of a Singapore Subsidiary or Affiliate of the Company, as the terms are used in the Singapore Companies Act (the “SCA”), I agrees to comply with notification requirements under the SCA. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when I receive an interest (e.g., options, shares) in the Company or any related companies (including when I sell shares acquired through exercise of the option). In addition, I must notify the Singapore Subsidiary or Affiliate when I sell or receives shares of the Company or any related company (including when I sell or receive shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of my interests in the Company or any related company within two days of becoming a director.

SWEDEN

No country-specific provisions.

TAIWAN

No country-specific provisions.

UNITED KINGDOM

Joint Election

As a condition of my participation in the Plan, I agree to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the Company or the Employer with respect to the purchase of the shares or otherwise payable in connection with my participation in the Plan. Without prejudice to the foregoing, I agree to execute a joint election with the Company and/or the Employer (the “Election”), the form of such Election being formally approved by HM Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to me. I further agree to execute such other joint elections as may be required between me and any successor to the Company and/or the Employer. I agree to enter into an Election prior to any event giving rise to Employer NICs. I further agree that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section 6 of the Subscription Agreement as supplemented by this Appendix A.

Tax Withholding Obligations

The following supplements section 6 of the Subscription Agreement:

I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to account to HMRC with respect to the event giving rise to the Tax-Related Items (the “Taxable Event”) that cannot be satisfied by the means described in Section 6 of the Subscription Agreement. If payment or withholding of the Tax-Related Items (including Employer NICs) due is not made within ninety (90) days of the Taxable Event or such other period as required under U.K. law (the “Due Date”), I agree that the amount of any uncollected Tax-Related Items shall constitute a loan owed by me to the Employer, effective on the Due Date. I agree that the loan will bear interest at the then-current HMRC Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Subscription Agreement. If I fail to comply with my obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver the shares acquired under the Plan.

Notwithstanding the foregoing, if I am a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), I shall not be eligible for a loan from the Company to cover Tax-Related Items. In the event that I am a director or executive officer and Tax-Related Items are not collected from or paid by me by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to me on which additional income tax and National Insurance Contributions may be payable. I will be responsible for reporting and paying any income tax and National Insurance contributions (including the Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.